Exhibit 10.1

FIRST AMENDMENT

TO

INVESTMENT AGREEMENT

This First Amendment (this “Amendment”) to the INVESTMENT AGREEMENT, dated as of July 31, 2012 (the “Investment Agreement”), is entered into as of March 8, 2013 by and between Triangle Petroleum Corporation, a Delaware corporation (“Triangle”), NGP Natural Resources X, L.P., a Delaware limited partnership (the “Parent”), NGP Triangle Holdings, LLC, a Delaware limited liability company (the “Purchaser”), and NGP Natural Resources X Parallel Fund, L.P., a Delaware limited partnership (“NGP Parallel”).  Unless otherwise specified, capitalized terms used but not defined herein are used as defined in the Investment Agreement.

RECITALS

WHEREAS, pursuant to the Purchase Agreement, Triangle issued and sold to the Purchaser the Convertible Note, which is convertible into shares of Common Stock;

WHEREAS, pursuant to the Stock Purchase Agreement, dated as of March 2, 2013, between Triangle and the Purchaser (the “March 2013 Purchase Agreement”), Triangle agreed to issue and sell to the Purchaser 9,300,000 shares of Common Stock (the “Shares” and together with the Convertible Note, the “Purchased Securities”);

WHEREAS, in accordance with Section 7.06(b) of the March 2013 Purchase Agreement, and pursuant to the Assignment Agreement, dated as of March 7, 2013, by and among the Purchaser, the Parent and NGP Parallel (collectively, the “NGP Parties”),  the Purchaser assigned the right under the March 2013 Purchase Agreement to purchase 8,118,407 Shares and 1,181,593 Shares to NGP X and NGP Parallel, respectively; and

WHEREAS, pursuant to the March 2013 Purchase Agreement, and as a condition to the closing of the transactions contemplated thereby, the parties hereto have agreed to execute and deliver this Amendment contemporaneously with the closing of the transactions contemplated by the March 2013 Purchase Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by each party hereto, the Investment Agreement is hereby amended as follows:

Section 1.  Amendments.

(a)  Section 1.01 of the Investment Agreement is hereby amended to add or amend and restate the following definitions:

“Agreement” shall mean the Investment Agreement, as amended by this Amendment.

“Amendment” shall have the meaning specified in the introductory paragraph to this Amendment.

“Investment Agreement” shall have the meaning specified in the introductory paragraph to this Amendment.

“March 2013 Purchase Agreement” shall have the meaning specified in the Recitals to this Amendment.

“NGP Parallel” shall have the meaning specified in the introductory paragraph to this Amendment.

“NGP Parties” shall have the meaning specified in the Recitals to this Amendment.

“Purchased Securities” shall have the meaning specified in the Recitals to this Amendment.

“Shares” shall have the meaning specified in the Recitals to this Amendment.

“Termination Event” means (A) the NGP Parties and their Affiliates to which they have transferred any of the Purchased Securities in accordance with the terms of the Convertible Note or the March 2013 Purchase Agreement, as applicable, owning (such ownership being determined after giving pro forma effect to an assumed full conversion of any outstanding portion of the Convertible Note) in the aggregate: neither (i) at least fifty percent (50%) of the shares of Common Stock that would be issuable to the Purchaser upon full conversion of the Convertible Note on the Original Issuance Date nor (ii) at least ten percent (10%) of the shares of Common Stock outstanding as of the date of determination or (B) the Purchaser or any of its Affiliates shall have breached any covenant or other obligation under Article III of this Agreement in any material respect and such breach shall not have been cured within five Business Days following written notice of such breach or is of such nature that it cannot be cured.  Any shares of Common Stock acquired by the NGP Parties (and their Affiliates to which they have transferred any of the Purchased Securities in accordance with the terms of the Convertible Note) other than through the conversion of the Convertible Note shall not count towards the ownership requirements set forth in clause (A)(i) above and, solely for purposes of this definition of “Termination Event,” the Disposition of any shares of Common Stock following any such conversion shall be deemed to be a Disposition of Conversion Shares (until all Conversion Shares held by the NGP Parties or their Affiliates have been Disposed).  Any shares of Common Stock acquired by the NGP Parties (and their Affiliates to which they have transferred any of the Purchased Securities in accordance with the terms of the Convertible Note or the March 2013 Purchase Agreement, as applicable) other than through the conversion of the Convertible Note, pursuant to Article IV or pursuant to the March 2013 Purchase Agreement shall not count towards the ownership requirements set forth in clause (A)(ii) above.  Any limit imposed by the rules of NYSE MKT (or any other principal stock exchange or market upon which the Common Stock may trade) on the number of shares of Common Stock issuable to the

Purchaser upon conversion of the Convertible Note will not be taken into account for purposes of this definition.

(b)  Section 4.01(b) of the Investment Agreement is hereby amended and restated in its entirety as follows:

(b)  On or before the seventh Business Day following the date of the Preemptive Offer Notice (the “Preemptive Offer Period”), the Purchaser shall have the option to subscribe for up to its pro rata share of such Offered Securities (based on the percentage of outstanding Common Stock owned by it and its Affiliates to which it has transferred any portion of the Convertible Note calculated on a fully-diluted basis using the treasury stock method and assuming full conversion of the Convertible Note (but excluding, for purposes of calculating both the number of shares of Common Stock owned by the Purchaser and the number of shares of Common Stock outstanding on the date of determination, all Shares issued pursuant to the March 2013 Purchase Agreement that are then held by the Purchaser and its Affiliates)) by delivering written notice to Triangle (a “Preemptive Offer Acceptance Notice”).  Notwithstanding the preceding sentence, the number of Offered Securities that the Purchaser is entitled to purchase shall not exceed an amount that would require Stockholder Approval under, or would result in a violation of, the rules and regulations of NYSE MKT or any other principal stock exchange or market upon which the Offered Securities trade; provided, however, that if the Purchaser cannot purchase at least 75% of the number of Offered Securities as to which a Preemptive Offer Acceptance Notice has been given by the Purchaser as a result of the limitations set forth in this sentence, then Triangle shall not issue, exchange or otherwise Dispose, agree to issue, exchange or otherwise Dispose, or reserve or set aside for the same all or any part of the Offered Securities without the prior written consent of the Purchaser.  Each Preemptive Offer Acceptance Notice shall specify: (i) the amount of Offered Securities the Purchaser desires to subscribe for and (ii) the prices at which the Purchaser is willing to purchase such amounts of the Offered Securities at each such price.

(c)  Section 5.02 of the Investment Agreement is hereby amended and restated in its entirety as follows:

Section 5.02  Entire Agreement.  This Agreement, together with the Convertible Note, the Purchase Agreement and the March 2013 Purchase Agreement and the other agreements contemplated thereby, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.  There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein with respect to the rights granted by Triangle or any of its Affiliates or the Purchaser or any of its Affiliates set forth herein.  This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

Section 2.  Ratification of the Investment Agreement.  Except as expressly modified and amended herein, all of the terms and conditions of the Investment Agreement shall remain in full force and effect.  Each of the Parent and NGP Parallel acknowledge and agree to, and to cause their respective Affiliates to comply with, the provisions of Article III of the Investment Agreement as applicable to the Purchaser and its Affiliates.

Section 3.  Governing Law.  This Amendment will be governed by and construed in accordance with the laws of the State of New York.

Section 4.  Counterparts.  This Amendment may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto execute this Amendment, effective as of the date first above written.

TRIANGLE PETROLEUM CORPORATION

By:	/s/ Jonathan Samuels
Name:	Jonathan Samuels
Title:	President and Chief Executive Officer

NGP NATURAL RESOURCES X, L.P.

By:	G.F.W. Energy X, L.P., its general partner

By:	GFW X, L.L.C., its general partner

By:	/s/ Kenneth A. Hersh
Name:	Kenneth A. Hersh
Title:	Authorized Member

NGP TRIANGLE HOLDINGS, LLC

By:	NGP Natural Resources X, L.P., its managing member

By:	G.F.W. Energy X, L.P., its general partner

By:	GFW X, L.L.C., its general partner

By:	/s/ Kenneth A. Hersh
Name:	Kenneth A. Hersh
Title:	Authorized Member

Signature Page to First Amendment to Investment Agreement

NGP NATURAL RESOURCES X PARALLEL
FUND, L.P.

By:	G.F.W. Energy X, L.P., its general partner

By:	GFW X, L.L.C., its general partner

By:	/s/ Kenneth A. Hersh
Name:	Kenneth A. Hersh
Title:	Authorized Member

Signature Page to First Amendment to Investment Agreement